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                                                                   Exhibit 5.0


                                  LAW OFFICES

                           THOMAS PROUSALIS, P.L.L.C.

                                   SUITE 200
                        1919 PENNSYLVANIA AVENUE. N. W.
                            WASHINGTON, D. C. 20006
                                 (202) 296-9400

FEDERAL PRACTICE                                        FACSIMILE (202) 296-9403

                                December 4, 2002

Board of Directors
The American Corporation
6135 Park South Drive
Suite 510
Charlotte, North Carolina 28210

     Re: The American Corporation
         SB-2 Registration Statement, and related Prospectus
         File No. 333-99427

Gentlemen:

     As counsel to The American Corporation ("Registrant"), a Delaware corporation, in connection with the above-referenced SB-2 Registration Statement, and related Prospectus ("Registration Statement"), related to the registration of 200,000 units, comprising 1,000,000 shares of common stock and 1,000,000 redeemable warrants, I have examined the certificate of incorporation and by-laws of the Registrant, and such other materials as I have deemed relevant and material. Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant, it is the opinion of this firm that:

     The Registrant has been duly organized and is validly existing and in good standing in the State of Delaware, the jurisdiction of its incorporation.

     The aforementioned securities to be registered pursuant to the Registration Statement have been duly and validly authorized by the requisite corporate action in accordance with the general requirements of corporation law.

     When, as and if the aforementioned securities are delivered against payment in accordance with the Registration Statement, such securities, which are validly authorized, will be validly issued, fully paid and nonassessable in accordance with the general requirements of Delaware law, including the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

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     I hereby consent to the use of the opinion of this firm as Exhibit 5.0 to the Registration Statement and further consent to the reference to its name in such Registration Statement, as amended.

                                          Very truly yours,

                                          THOMAS PROUSALIS, P.L.L.C.


                                          By: /s/ THOMAS T. PROUSALIS, JR.
                                              -----------------------------
                                              Thomas T. Prousalis, Jr.




TTP:mc
cc: Spicer, Jeffries & Co.
    Securities and Exchange Commission